UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
At the Annual Meeting of Stockholders of Cleveland Biolabs, Inc. (the “Company”) held on June 14, 2013 (the “2013 Annual Meeting”) in Buffalo, New York, Bernard L. Kasten and Michael Fonstein retired from the Company's Board of Directors, following the expiration of their current terms.

(e)

2013 Employee Stock Purchase Plan

As described below under Item 5.07 of this Current Report on Form 8-K, at the 2013 Annual Meeting, the Company’s stockholders approved the 2013 Employee Stock Purchase Plan (the “ESPP”).

The ESPP had previously been approved by the Company’s Board of Directors, subject to stockholder approval.  A detailed description of the terms of the ESPP is contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 17, 2013 (the “Proxy Statement”) for the 2013 Annual Meeting under the caption “Approval of Cleveland Biolabs, Inc. 2013 Employee Stock Purchase Plan”, and is incorporated herein by reference.  This description is qualified in its entirety by the terms and conditions of the ESPP, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Change in Executive Compensation

Effective as of July 1, 2013, the annual compensation of Yakov Kogan, the Company’s Chief Executive Officer, Michael Fonstein, the Company’s President, and Andrei Gudkov, the Company’s Chief Scientific Officer will be reduced by $50,000 each.  Each of these individuals currently serves on the board of directors of Incuron, LLC, the Company’s majority-owned subsidiary, which has notified the Company that, effective as of July 1, 2013, it will no longer pay a cash retainer of $50,000 to its directors in connection with their services on its board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The results of matters submitted to a stockholder vote at the 2013 Annual Meeting are as follows:

Proposal 1: Election of Directors.  Eight nominees were elected to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
David C. Hohn	15,522,524	1,539,363	20,579,676
James J. Antal	13,657,174	3,404,713	20,579,676
Julia R. Brown	14,983,706	2,078,181	20,579,676
Paul E. DiCorleto	13,755,674	3,306,213	20,579,676
Andrei Gudkov	14,290,794	2,771,093	20,579,676
Yakov Kogan	15,631,136	1,430,751	20,579,676
Anthony J. Principi	15,683,430	1,378,457	20,579,676
Randy S. Saluck	16,431,963	629,924	20,579,676

Proposal 2: Ratification of Meaden & Moore, Ltd. as the independent registered public accounting firm for the fiscal year ended December 31, 2013.  The selection of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 was ratified with the votes set forth below:

For	Against	Abstain
36,280,921	612,422	748,220

Proposal 3: Advisory vote to approve compensation of the named executive officers.  The resolution relating to the non-binding stockholder advisory vote to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved with the votes set forth below:

For	Against	Abstain	Broker Non-Votes
13,312,265	3,610,314	139,308	20,579,676

Proposal 4: Approval of the 2013 Employee Stock Purchase Plan.  Stockholders approved the 2013 Employee Stock Purchase Plan with the votes set forth below:

For	Against	Abstain	Broker Non-Votes
14,304,495	2,652,091	105,301	20,579,676

Proposal 5: Approval of an amendment to the Company’s Restated Certificate of Incorporation.  Stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 80,000,000 to 160,000,000 with the votes set forth below:

For	Against	Abstain
29,236,171	8,318,519	86,873

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description
10.1	Cleveland Biolabs, Inc. 2013 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013                                                                           CLEVELAND BIOLABS, INC.

By:  /s/ Yakov Kogan
Yakov Kogan
Chief Executive Officer